UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2015

NOBLE ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1001 the Company Energy Way Houston, Texas	77070
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 29, 2015, Noble Energy, Inc. (the “Company”) completed its previously announced debt exchange offers (the “Exchange Offers”) to exchange all validly tendered and accepted 5.625% Senior Notes due 2021 (the “Rosetta 2021 Notes”), 5.875% Senior Notes due 2022 (the “Rosetta 2022 Notes”) and 5.875% Senior Notes due 2024 (the “Rosetta 2024 Notes,” and collectively, with the Rosetta 2021 Notes and the Rosetta 2022 Notes, the “Rosetta Notes”) assumed by NBL Texas, LLC (“NBL Texas”), a wholly owned subsidiary of the Company and successor by merger to Rosetta Resources Inc., for new notes issued by the Company (as described below). Pursuant to the Exchange Offers, the following aggregate principal amounts of the Rosetta Notes were tendered and subsequently cancelled (i) $692,964,000 aggregate principal amount of Rosetta 2021 Notes, (ii) $597,436,000 aggregate principal amount of Rosetta 2022 Notes, and (iii) $498,786,000 aggregate principal amount of Rosetta 2024 Notes.

Following such cancellation, $10,814,000 aggregate principal amount of the Rosetta Notes remain outstanding across the three series. Concurrently with settlement of the Exchange Offers, NBL Texas entered into the fifth supplemental indenture, dated as of July 29, 2015 (the “NBL Texas Fifth Supplemental Indenture”), among NBL Texas, each subsidiary of NBL Texas that is a guarantor of the Rosetta Notes issued thereunder and Wells Fargo Bank, National Association, as trustee, and, with respect to each series of Rosetta Notes that remained outstanding, amended the applicable indentures to, among other things, (1) eliminate the restrictive covenants regarding ability to make restricted payments, enter into transactions with affiliates, incur additional indebtedness, create dividend or other payment restrictions affecting subsidiaries, dispose of assets and create liens and (2) permit the Company’s filing of its periodic reports under the Securities Exchange Act of 1934 to satisfy all reporting obligations in the indentures. Due to the small outstanding principal amount of Rosetta Notes remaining after the consummation of the Exchange Offers, NBL Texas has provided the trustee with notice to call the remaining outstanding Rosetta Notes for redemption in accordance with the terms of the respective indentures governing the Rosetta Notes.

In connection with the settlement of the Exchange Offers, the Company issued (i) $692,964,000 aggregate principal amount of its 5.625% Senior Notes due 2021 (the “2021 Notes”), (ii) $597,436,000 aggregate principal amount of its 5.875% Senior Notes due 2022 (the “2022 Notes”) and (iii) $498,786,000 aggregate principal amount of its 5.875% Senior Notes due 2024 (the “2024 Notes,” and collectively, with the 2021 Notes and the 2022 Notes, the “Notes”), in exchange for the validly tendered and accepted Rosetta Notes. The Notes have been registered under the Securities Act of 1933 (the “Act”) pursuant to a Registration Statement on Form S-4 (No. 333-205313) which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on July 16, 2015. The terms of the Notes are further described in the Company’s prospectus dated July 16, 2015, as filed with the SEC under Rule 424(b)(3) of the Act on that date. The closing of the sale of the Notes occurred on July 29, 2015. The Notes are senior and unsecured obligations of the Company.

The Notes are governed by the terms of an Indenture, dated as of February 27, 2009, between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the sixth supplemental indenture, dated as of July 29, 2015, between the Company and the Trustee (the “NEI Sixth Supplemental Indenture”).

The foregoing summary of the NBL Texas Fifth Supplemental Indenture and the NEI Sixth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the NBL Texas Fifth Supplemental Indenture and the NEI Sixth Supplemental Indenture, copies of which are filed with this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The disclosure set forth under Item 1.01 with respect to the NBL Texas Fifth Supplemental Indenture is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this current Report on Form 8-K:

4.1	Fifth Supplemental Indenture, dated as of July 29, 2015, among NBL Texas, LLC, each of the subsidiary guarantors thereto, and Wells Fargo Bank, National Association, as trustee, to Indenture, dated as of May 2, 2013, between NBL Texas, LLC and Wells Fargo Bank, National Association, as trustee, relating to the 5.625% Senior Notes due 2021, 5.875% Senior Notes due 2022 and 5.875% Senior Notes due 2044 issued by NBL Texas, LLC.

4.2	Sixth Supplemental Indenture, dated as of July 29, 2015, to Indenture, dated as of February 27, 2009, between Noble Energy, Inc. and Wells Fargo Bank, National Association, as trustee, relating to the Company’s 5.625% Senior Notes due 2021, 5.875% Senior Notes due 2022 and 5.875% Senior Notes due 2044 (including the forms of 2021 Notes, 2022 Notes and 2024 Notes).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

NOBLE ENERGY, INC.
(Registrant)

Date: July 30, 2015	By:	/s/ Kenneth M. Fisher
Kenneth M. Fisher
Executive Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Fifth Supplemental Indenture, dated as of July 29, 2015, among NBL Texas, LLC, each of the subsidiary guarantors thereto, and Wells Fargo Bank, National Association, as trustee, to Indenture, dated as of May 2, 2013, between NBL Texas, LLC and Wells Fargo Bank, National Association, as trustee, relating to the 5.625% Senior Notes due 2021, 5.875% Senior Notes due 2022 and 5.875% Senior Notes due 2044 issued by NBL Texas, LLC.

4.2	Sixth Supplemental Indenture, dated as of July 29, 2015, to Indenture, dated as of February 27, 2009, between Noble Energy, Inc. and Wells Fargo Bank, National Association, as trustee, relating to the Company’s 5.625% Senior Notes due 2021, 5.875% Senior Notes due 2022 and 5.875% Senior Notes due 2044 (including the forms of 2021 Notes, 2022 Notes and 2024 Notes).